Exhibit 99.1

Press Release

Contacts:	Susan Lehman Rockpoint Public Relations 510-832-6006 susan@rockpointpr.com	Bonnie Mott, Investor Relations Manager Ikanos Communications 510-438-5360 bmott@ikanos.com

Ikanos Communications Announces Financial Results

For Fourth Quarter and Fiscal Year 2006

Fiscal Year Highlights:

•	Revenue growth of 60%

•	Generated $13 million in cash from operations

FREMONT, Calif., February 5, 2007 – Ikanos Communications, Inc. (NASDAQ: IKAN), a leading developer and provider of Fiber Fast™ broadband solutions, today reported revenue for the fourth quarter and fiscal year ended December 31, 2006.

“Throughout 2006 we diversified our revenue, expanded into new markets and greatly broadened our product line in order to better address our customers’ goal of promoting the digital home. Through strategic acquisitions and organic growth, revenue grew by 60% over 2005,” said Daniel K. Atler, CEO of Ikanos Communications. “While delays in carriers’ deployments and high equipment levels at carriers adversely affected our fourth quarter results, we do expect improvements in the first quarter of 2007. During the fourth quarter, we implemented a restructuring plan to reduce overall expenses. We expect to see the benefits of this restructuring starting in the first half of fiscal 2007.”

Financial Highlights

Revenue in the fourth quarter of 2006 was $22.5 million compared with revenue of $36.7 million for the third quarter of 2006 and revenue of $28.5 million for the fourth quarter of 2005.

Ikanos reports net income (loss) and basic and diluted net income (loss) per share in accordance with U.S. generally accepted accounting principles (GAAP) and additionally on a non-GAAP basis. Non-GAAP net income (loss), where applicable, excludes the income statement effects of stock-based compensation, certain expenses incurred in connection with a common stock offering, restructuring charges and certain expenses resulting from the acquisition of the network processing assets of Analog Devices, Inc. and Doradus Technologies, Inc. including amortization of intangible assets, fair value adjustment of the acquired inventory, and in-process research and development charges. Ikanos has provided these measures because management believes these additional non-GAAP measures are useful to investors for performing financial analysis as these additional measures highlight Ikanos’ recurring operating results. Ikanos’ management uses these non-GAAP measures internally to evaluate its operating performance and to plan for its future. However, non-GAAP measures are not a substitute for GAAP measures. For a reconciliation of GAAP versus non-GAAP financial information, please see the attached schedules.

GAAP net loss for the fourth quarter of 2006 was $14.1 million, or $0.51 per diluted share, on 27.6 million weighted average shares. This compares with a net loss of $3.6 million, or $0.13 per diluted share, on 27.4 million weighted average shares in the third quarter of fiscal 2006 and with a net income of $4.0 million, or $0.15 per diluted share, on 26.1 million weighted average shares in the fourth quarter of 2005.

Non-GAAP net loss for the fourth quarter of 2006 was $7.1 million, or $0.26 per diluted share, on 27.6 million weighted average shares. This compares with non-GAAP net income of $2.9 million, or $0.10 per diluted share, in the third quarter of fiscal 2006 and with a non-GAAP net income of $6.2 million, or $0.24 per diluted share in the fourth quarter of 2005.

For the year ended December 31, 2006, revenue was $136.2 million, an increase of 60%, compared with revenue of $85.1 million for the year ended December 31, 2005.

GAAP net loss for the year ended December 31, 2006 was $21.3 million, or $0.80 per diluted share, on 26.6 million average shares outstanding. This compares with a net income of $2.7 million, or $0.13 per diluted share, on 21.2 million average shares outstanding for the year ended December 31, 2005.

Non-GAAP net income for the year ended December 31, 2006 was $3.8 million, or $0.13 per diluted share, compared with non-GAAP net income of $11.0 million, or $0.52 per diluted share, for the year ended December 31, 2005. Average shares used in computing non-GAAP net income per diluted share for the year ended December 31, 2006 increased to 28.9 million, compared with 21.2 million for the year ended December 31, 2005.

Outlook

•	Revenue is expected to be between $24 million and $27 million in the first quarter of 2007.

•

Non-GAAP gross margins* are expected to be between 39% and 42% in the first quarter of 2007. GAAP gross margins in the first quarter of 2007 will be lower than non-GAAP gross margins, as they will include amortization of acquisition-related intangibles preliminarily estimated to be in the range of $0.5 to $0.8 million, and charges related to stock-based compensation expense in accordance with FAS123R.

•

Non-GAAP operating expenses are expected to be in the range of $14.5 to $15.5 million in the first quarter of 2007. GAAP operating expenses in the first quarter of 2007 will be higher, as they will include amortization of acquisition-related intangibles of $0.4 million, and charges related to stock-based compensation expense in accordance with FAS123R.

*	The Company refers to gross margins as the result of revenue less cost of revenue divided by revenue.

Fourth Quarter and Fiscal Year 2006 Conference Call

Management will review the fourth quarter and fiscal year 2006 financial results and its expectations for subsequent periods at a conference call on February 5, at 2:00 p.m. Pacific Time. To listen to the call and view the accompanying slides, please visit http://ir.ikanos.com/ and click on the link provided for the web cast or dial 913-981-4901, password 9474744. The web cast will be archived and available through February 12, 2007 at http://ir.ikanos.com/ or by calling 719-457-0820 and entering conference ID number 9474744.

About Ikanos Communications

Ikanos Communications, Inc. (NASDAQ: IKAN) develops chipsets that enable carriers to offer Fiber Fast™ bandwidth and high-speed network processing for enhanced triple play services. Supporting transmission rates of up to 100 Mbps, Ikanos’ line of end-to-end silicon solutions power line terminals, CPE modems and residential gateways for many of the world’s leading network equipment manufacturers. Ikanos’ solutions enable fast and cost-effective carrier rollouts of interactive broadband services including IPTV.

© 2007 Ikanos Communications, Inc. All Rights Reserved. Ikanos Communications, Ikanos, the Ikanos logo, SmartLeap, Eagle, Fusiv, CleverConnect, Ikanos Programmable Operating System, Fx, FxS, VLR and Fiber Fast are among the trademarks or registered trademarks of Ikanos.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This document contains forward-looking statements that involve risks and uncertainties concerning Ikanos, including statements regarding carrier deployments and equipment levels in 2007; use of non-GAAP measures; expected revenue for the first quarter of 2007; expected gross margins for the first quarter of 2007; and expected operating expenses for the first quarter of 2007. Actual events or results may differ materially from those described in this document due to a number of risks and uncertainties. These potential risks and uncertainties include, among others, the continued future growth of the fiber-fast broadband market; our reliance on a small number of subcontractors to manufacture, test and assemble our products; competition and competitive factors of the fiber-fast broadband market; our dependence on a few customers; Ikanos’ ability to create new products and technologies; and unexpected future costs and expenses and financing requirements. For a further discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in Ikanos’ Annual Report on Form 10-K and Quarterly Report on Form 10-Q, as well as other reports that Ikanos files from time to time with the Securities and Exchange Commission. Ikanos is under no obligation to update these forward-looking statements to reflect events or circumstances subsequent to date of this press release.

IKANOS COMMUNICATIONS, INC.

Unaudited Condensed Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2006	2005	2006	2005
Revenue	$22,498	$28,532	$136,185	$85,071

Cost and operating expenses:
Cost of revenue	14,665	13,235	81,352	39,281
Research and development	13,722	7,909	53,733	28,439
Selling, general and administrative	7,562	4,067	25,082	15,532
Restructuring charges	1,691	—	1,691	—
Common stock offering expenses	—	—	954	—

Total cost and operating expenses	37,640	25,211	162,812	83,252

Income (loss) from operations	(15,142)	3,321	(26,627)	1,819
Interest income, net	1,182	956	4,970	1,218

Income (loss) before income taxes	(13,960)	4,277	(21,657)	3,037
Provision for (benefit from) income taxes	127	295	280	295

Income (loss) before cumulative effect of change in accounting principle, net of tax	(14,087)	3,982	(21,937)	2,742

Cumulative effect of change in accounting principle, net of tax	—	—	638	—

Net income (loss)	$(14,087)	$3,982	$(21,299)	$2,742

Basic net income (loss) per share:
Prior to cumulative effect of change in accounting principle, net of tax	$(0.51)	$0.17	$(0.82)	$0.14
Cumulative effect of change in accounting principle, net of tax	—	—	0.02	—

Net income (loss) per share	$(0.51)	$0.17	$(0.80)	$0.14

Weighted average number of shares	27,601	23,683	26,627	19,002

Diluted net income (loss) per share:
Prior to cumulative effect of change in accounting principle, net of tax	$(0.51)	$0.15	$(0.82)	$0.13
Cumulative effect of change in accounting principle, net of tax	—	—	0.02	—

Net income (loss) per share	$(0.51)	$0.15	$(0.80)	$0.13

Weighted average number of shares	27,601	26,133	26,627	21,161

IKANOS COMMUNICATIONS, INC.

Reconciliation of GAAP to Non-GAAP Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Year Ended December 31, 2006				Year Ended December 31, 2005
	As Reported	Non-GAAP Adjustments		Non-GAAP	As Reported	Non-GAAP Adjustments		Non-GAAP
Revenue	$136,185	$—		$136,185	$85,071	$—		$85,071

Cost and operating expenses:
Cost of revenue	81,352	(267	)(a)	74,151	39,281	(271	)(a)	39,010
		(5,911	)(b)
		(1,023	)(c)
Research and development	53,733	(4,920	)(a)	44,621	28,439	(3,832	)(a)	24,607
		(680	)(b)
		(3,512	)(d)
Selling, general and administrative	25,082	(4,471	)(a)	18,306	15,532	(4,120	)(a)	11,412
		(2,305	)(b)
Restructuring charges	1,691	(1,691	)(e)	—	—	—		—
Common stock offering expenses	954	(954	)(f)	—	—	—		—

Total costs and operating expenses	162,812	(25,734)		137,078	83,252	(8,223)		75,029

Income (loss) from operations	(26,627)	25,734		(893)	1,819	8,223		10,042
Interest income and other, net	4,970	—		4,970	1,218	—		1,218

Income (loss) before income taxes	(21,657)	25,734		4,077	3,037	8,223		11,260
Provision for income taxes	280	—		280	295	—		295

Income (loss) before cumulative effect of change in accounting principle	(21,937)	25,734		3,797	2,742	8,223		10,965

Cumulative effect of change in accounting principle, net of tax	638	(638	)(g)	—	—	—		—

Net income (loss)	$(21,299)	$25,096		$3,797	$2,742	$8,223		$10,965

Net income (loss) per shares:
Basic	$(0.80)			$0.14	$0.14			$0.58
Diluted	$(0.80)			$0.13	$0.13			$0.52
Weighted average number of shares:
Basic	26,627			26,627	19,002			19,002
Diluted	26,627			28,896	21,161			21,161

Notes:	Year Ended December 31,
	2006	2005
(a) Stock-based compensation	$9,658	$8,223
(b) Amortization of acquired intangible assets	8,896	—
(c) Fair value adjustment of acquired inventory	1,023	—
(d) Acquired in-process research and development	3,512	—
(e) Restructuring charges	1,691	—
(f) Common stock offering expenses	954	—
(g) Cumulative effect of change in accounting principle, net of tax	(638)	—

Total Non-GAAP Adjustments	$25,096	$8,223

IKANOS COMMUNICATIONS, INC.

Reconciliation of GAAP to Non-GAAP Condensed Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended December 31, 2006				Three Months Ended December 31, 2005
	As Reported	Non-GAAP Adjustments		Non-GAAP	As Reported	Non-GAAP Adjustments		Non-GAAP
Revenue	$22,498	$—		$22,498	$28,532	$—		$28,532

Cost and operating expenses:
Cost of revenue	14,665	(29	)(a)	13,395	13,235	(92	)(a)	13,143
		(1,241	)(b)
Research and development	13,722	(1,670	)(a)	11,927	7,909	(1,122	)(a)	6,787
		(125	)(b)
Selling, general and administrative	7,562	(1,828	)(a)	5,296	4,067	(1,050	)(a)	3,017
		(438	)(b)
Restructuring charges	1,691	(1,691	)(c)	—	—	—		—

Total cost and operating expenses	37,640	(7,022)		30,618	25,211	(2,264)		22,947

Income (loss) from operations	(15,142)	7,022		(8,120)	3,321	2,264		5,585
Interest income and other, net	1,182	—		1,182	956	—		956

Income (loss) before income taxes	(13,960)	7,022		(6,938)	4,277	2,264		6,541
Provision for income taxes	127	—		127	295	—		295

Net income (loss)	$(14,087)	$7,022		$(7,065)	$3,982	$2,264		$6,246

Net income (loss) per shares:
Basic	$(0.51)			$(0.26)	$0.17			$0.26
Diluted	$(0.51)			$(0.26)	$0.15			$0.24
Weighted average number of shares:
Basic	27,601			27,601	23,683			23,683
Diluted	27,601			27,601	26,133			26,133

Notes:	Three Months Ended December 31,
	2006	2005
(a) Stock-based compensation	$3,527	$2,264
(b) Amortization of acquired intangible assets	1,804	—
(c) Restructuring charges	1,691	—

Total Non-GAAP Adjustments	$7,022	$2,264

IKANOS COMMUNICATIONS, INC.

Unaudited Condensed Consolidated Balance Sheets

(In thousands)

	December 31,
	2006	2005
Assets
Current assets:
Cash, cash equivalents and short-term investments	$109,638	$93,920
Accounts receivable, net	15,140	11,015
Inventory	12,801	9,125
Prepaid expenses and other current assets	3,086	2,235

Total current assets	140,665	116,295
Property and equipment, net	18,073	8,384
Intangible assets, net	10,212	—
Goodwill	6,247	—
Other assets	660	916

Total assets	$175,857	$125,595

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$29,662	$19,655
Other current liabilities	818	1,013

Total current liabilities	30,480	20,668
Long-term liabilities	987	951

Total liabilities	31,467	21,619
Stockholders’ equity	144,390	103,976

Total liabilities and stockholders’ equity	$175,857	$125,595